Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)
Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	18	939	110,280		15,503	44,377	35,158	14,364	878
Seniors Housing Triple-net	16	311	25,825		—	5,333	14,126	6,097	269
Outpatient Medical	17	401	23,656,228	(2)	n/a	n/a	n/a	n/a	n/a
Health System	31	205	24,485		—	201	517	3,145	20,622
Long-Term/Post-Acute Care	19	92	10,548		—	—	693	10	9,845
Total	19	1,948

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	3Q21 NOI	3Q22 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	554	$129,480	$152,204	17.6%	869	$874,208	44.9%
Seniors Housing Triple-net(5)	285	81,283	82,561	1.6%	302	350,144	18.0%
Outpatient Medical	354	104,020	105,460	1.4%	386	456,908	23.5%
Health System	201	42,674	43,849	2.8%	201	175,392	9.0%
Long-Term/Post-Acute Care(5)	76	22,048	22,742	3.1%	82	90,116	4.6%
Total	1,470	$379,505	$406,816	7.2%	1,840	$1,946,768	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(6)	Occupancy	EBITDAR Coverage(7)	EBITDARM Coverage(7)	Private Pay	Medicaid	Medicare	Other Government(8)
Seniors Housing Operating	79.2%	n/a	n/a	97.0%	1.3%	0.8%	0.9%
Seniors Housing Triple-net	78.8%	0.83	1.01	89.4%	3.9%	0.9%	5.8%
Outpatient Medical	94.5%	n/a	n/a	100.0%	—	—	—
Health System	73.3%	-0.60	-0.01	38.8%	42.7%	18.5%	—%
Long-Term/Post-Acute Care	80.0%	1.31	1.58	28.5%	33.5%	38.0%	—%
Total		0.45	0.77	94.4%	3.1%	1.3%	1.2%

Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 19 and 20 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 19 for reconciliation.
(5) Same store NOI for these property types represents cash rent excluding the impact of expansions.
(6) Data as of September 30, 2022 for Seniors Housing Operating and Outpatient Medical and June 30, 2022 for remaining asset types.
(7) Represents trailing twelve month coverage metrics.
(8) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
ProMedica	201	$—	$—	$—	$175,392	$—	$175,392	9.0%
Sunrise Senior Living	125	142,852	—	—	—	—	142,852	7.3%
Atria Senior Living	93	81,516	—	—	—	—	81,516	4.2%
Cogir Management Corporation	50	77,936	—	—	—	—	77,936	4.0%
Avery Healthcare	55	6,640	62,044	—	—	—	68,684	3.5%
Belmont Village	21	68,244	—	—	—	—	68,244	3.5%
Oakmont Management Group	32	63,536	—	—	—	—	63,536	3.3%
Brookdale Senior Living	85	(1,388)	64,088	—	—	—	62,700	3.2%
StoryPoint Senior Living	67	15,792	40,604	—	—	—	56,396	2.9%
Revera	78	49,920	—	—	—	—	49,920	2.6%
Remaining	1,033	369,160	183,408	456,908	—	90,116	1,099,592	56.5%
Total	1,840	$874,208	$350,144	$456,908	$175,392	$90,116	$1,946,768	100.0%

By Country:
United States	1,568	$683,740	$280,096	$456,908	$175,392	$83,064	$1,679,200	86.3%
Canada	154	126,056	3,592	—	—	7,052	136,700	7.0%
United Kingdom	118	64,412	66,456	—	—	—	130,868	6.7%
Total	1,840	$874,208	$350,144	$456,908	$175,392	$90,116	$1,946,768	100.0%

By MSA:
Los Angeles	72	$66,152	$19,808	$32,648	$—	$—	$118,608	6.1%
New York / New Jersey	83	55,844	10,112	40,908	5,972	2,400	115,236	5.9%
Dallas	59	33,020	3,324	27,248	880	4,328	68,800	3.5%
Philadelphia	46	10,180	1,692	23,032	22,108	464	57,476	3.0%
Greater London	50	40,940	15,360	—	—	—	56,300	2.9%
Washington D.C.	42	33,528	1,568	6,624	11,556	2,832	56,108	2.9%
San Francisco	23	31,452	10,604	1,180	5,068	—	48,304	2.5%
San Diego	19	20,672	6,848	9,632	—	2,856	40,008	2.1%
Houston	32	5,816	2,236	29,304	—	—	37,356	1.9%
Chicago	43	11,172	7,560	5,144	11,324	—	35,200	1.8%
Montréal	24	34,080	—	—	—	—	34,080	1.8%
Charlotte	26	1,152	10,188	21,300	—	—	32,640	1.7%
Raleigh	13	8,084	18,448	2,640	—	—	29,172	1.5%
Boston	25	21,636	5,064	2,356	—	—	29,056	1.5%
Minneapolis	20	(1,108)	15,932	13,976	—	—	28,800	1.5%
Seattle	30	8,424	3,408	15,020	1,544	—	28,396	1.5%
Toronto	25	25,304	—	—	—	—	25,304	1.3%
Portland, OR	13	20,516	—	—	2,752	—	23,268	1.2%
Miami	36	320	—	15,872	6,028	—	22,220	1.1%
Indianapolis	17	656	12,140	464	—	8,852	22,112	1.1%
Remaining	1,142	446,368	205,852	209,560	108,160	68,384	1,038,324	53.2%
Total	1,840	$874,208	$350,144	$456,908	$175,392	$90,116	$1,946,768	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 19 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	3Q21	4Q21	1Q22	2Q22	3Q22
Properties	736	755	805	836	870
Units	71,721	76,105	80,402	84,782	87,375
Total occupancy	74.9%	76.3%	76.3%	77.1%	78.0%
Total revenues	$812,096	$877,564	$969,979	$1,000,962	$1,061,753
Operating expenses	644,241	698,601	774,936	777,178	831,556
NOI	$167,855	$178,963	$195,043	$223,784	$230,197
NOI margin	20.7%	20.4%	20.1%	22.4%	21.7%
Recurring cap-ex	$15,395	$28,057	$23,325	$26,806	$31,513
Other cap-ex	$35,588	$51,168	$45,988	$57,225	$56,878

Same Store Performance(2)	3Q21	4Q21	1Q22	2Q22	3Q22
Properties	554	554	554	554	554
Occupancy	75.8%	77.4%	77.6%	78.6%	79.7%
Same store revenues	$639,085	$655,593	$671,984	$687,104	$707,845
Compensation	307,220	323,408	322,834	327,310	337,059
Utilities	30,519	29,831	34,040	29,600	34,229
Food	24,723	25,785	25,548	27,312	27,970
Repairs and maintenance	18,015	19,304	18,637	18,213	20,391
Property taxes	26,960	24,030	27,451	27,160	27,098
All other	102,168	109,696	105,954	108,074	108,894
Same store operating expenses	509,605	532,054	534,464	537,669	555,641
Same store NOI	$129,480	$123,539	$137,520	$149,435	$152,204
Same store NOI margin %	20.3%	18.8%	20.5%	21.7%	21.5%
Year over year NOI growth rate					17.6%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Core Markets	3Q22 NOI	% of Total
Sunrise Senior Living	125	10,004	100.0%	Southern California	$25,992	11.3%
Atria Senior Living	93	11,296	100.0%	Northern California	16,759	7.3%
Cogir Management Corporation	50	4,369	88.6%	New York / New Jersey	13,933	6.1%
Belmont Village	21	2,804	95.0%	Greater London	10,283	4.5%
Oakmont Management Group	32	1,437	100.0%	Washington D.C.	9,440	4.1%
Revera	78	8,352	75.0%	Montréal	8,718	3.8%
Brandywine Living	30	2,837	99.6%	Toronto	6,354	2.8%
Signature UK	33	2,326	83.2%	Boston	5,336	2.3%
Senior Resource Group	12	3,268	46.9%	Seattle	2,337	1.0%
Clover	34	3,630	90.5%	Vancouver	2,176	0.9%
Legend Senior Living	37	2,809	93.3%	Birmingham, UK	2,008	0.9%
Chartwell	42	4,479	49.6%	Manchester, UK	1,349	0.6%
Sagora Senior Living	14	1,483	98.1%	Ottawa	1,276	0.6%
Care UK	26	1,869	100.0%	Core Markets	105,961	46.2%
Remaining	242	26,366		All Other	124,236	53.8%
Total	869	87,329		Total	$230,197	100.0%
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 19 and 20 for reconciliation.
(3) Represents partner concentration based on annualized In Place NOI for the quarter ended September 30, 2022. Property count and pro rata units represent the In Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 19 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
< 0.85x	1.6%	0.1%	1.7%	11	6	7.3%	0.9%	8.2%	9	11
0.85x - 0.95x	3.3%	—%	3.3%	5	1	1.5%	0.5%	2.0%	11	4
0.95x - 1.05x	2.1%	—%	2.1%	11	2	1.9%	0.9%	2.8%	8	4
1.05x - 1.15x	1.8%	0.8%	2.6%	13	5	3.6%	—%	3.6%	12	2
1.15x - 1.25x	1.8%	0.6%	2.4%	6	4	0.7%	—%	0.7%	13	1
1.25x - 1.35x	3.2%	0.9%	4.1%	12	2	—%	—%	—%	—	—
> 1.35x	1.2%	1.8%	3.0%	11	6	—%	1.9%	1.9%	10	4
Total	15.0%	4.2%	19.2%	10	26	15.0%	4.2%	19.2%	10	26

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2022	$—	$22,902	$—	$1,319	$7,098	$31,319	2.5%
2023	1,742	48,520	—	840	10,342	61,444	5.0%
2024	12,110	56,191	—	—	26,784	95,085	7.7%
2025	5,290	38,311	—	—	9,513	53,114	4.3%
2026	44,766	37,769	—	6,916	84,638	174,089	14.1%
2027	—	36,610	—	1,182	2,133	39,925	3.2%
2028	5,237	28,286	—	5,246	370	39,139	3.2%
2029	4,001	29,351	—	—	392	33,744	2.7%
2030	29,524	30,661	—	27,853	140	88,178	7.2%
2031	16,867	44,264	—	4,253	226	65,610	5.3%
Thereafter	206,646	121,286	177,103	41,810	3,040	549,885	44.8%
	$326,183	$494,151	$177,103	$89,419	$144,676	$1,231,532	100.0%

Weighted Avg Maturity Years	10	7	14	10	4	9

Notes:
(1) Represents trailing twelve month coverage metrics as of June 30, 2022 for stable portfolio only. Agreements included represent 85% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 19 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	3Q21	4Q21	1Q22	2Q22	3Q22
Properties	366	375	379	384	386
Square feet	17,383,040	17,572,561	18,079,918	18,452,459	18,665,903
Occupancy	94.7%	94.8%	94.7%	94.5%	94.5%
Total revenues	$160,003	$161,022	$163,597	$166,220	$171,990
Operating expenses	48,796	47,254	50,599	51,177	53,684
NOI	$111,207	$113,768	$112,998	$115,043	$118,306
NOI margin	69.5%	70.7%	69.1%	69.2%	68.8%
Revenues per square foot	$36.82	$36.65	$36.19	$36.03	$37.15
NOI per square foot	$25.59	$25.90	$25.00	$24.94	$25.55
Recurring cap-ex	$7,327	$18,287	$9,141	$12,752	$13,470
Other cap-ex	$2,064	$4,738	$1,594	$2,303	$2,472

Same Store Performance(2)	3Q21	4Q21	1Q22	2Q22	3Q22
Properties	354	354	354	354	354
Occupancy	94.9%	94.9%	94.7%	94.9%	94.8%
Same store revenues	$150,974	$150,909	$154,162	$153,897	$155,255
Same store operating expenses	46,954	45,495	48,198	48,271	49,795
Same store NOI	$104,020	$105,414	$105,964	$105,626	$105,460
NOI margin	68.9%	69.9%	68.7%	68.6%	67.9%
Year over year NOI growth rate					1.4%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$26,705	5.4%	Health system affiliated properties as % of NOI(3)	89.7%
Novant Health	15,089	3.1%	Health system affiliated tenants as % of rental income(3)	58.5%
Virtua	14,991	3.0%	Retention (trailing twelve months)(3)	90.2%
Common Spirit Health	14,142	2.9%	In-house managed properties as % of square feet(3,4)	86.7%
Providence Health & Services	13,969	2.8%	Average remaining lease term (years)(3)	6.7
Remaining portfolio	409,255	82.8%	Average building size (square feet)(3)	60,256
Total	$494,151	100.0%	Average age (years)	17

Expirations(3)	2022	2023	2024	2025	2026	Thereafter
Occupied square feet	781,545	1,685,718	1,893,356	1,336,588	1,373,964	10,572,963
% of occupied square feet	4.4%	9.6%	10.7%	7.6%	7.8%	59.9%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 354 same store properties representing 16,968,378 square feet. See pages 19 and 20 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2018	2019	2020	2021	1Q22	2Q22	3Q22	18-22 Total
Count	15	27	12	35	5	11	7	112
Total	$3,788,261	$4,073,554	$910,217	$4,101,533.59	$740,036	$1,043,881	$797,656	$15,455,139
Low	4,950	7,550	6,201	5,000	24,500	12,000	15,622	4,950
Median	73,727	38,800	48,490	45,157	137,437	37,200	120,175	48,407
High	2,481,723	1,250,000	235,387	1,576,642	389,149	385,653	204,647	2,481,723

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Payoffs	Yield
July	$368,186	5.9%	$27,899	-0.8%	$5,934	12.0%
August	472,805	4.5%	12,808	1.4%	—	—%
September	9,378	7.7%	37,882	3.0%	2,300	—%
Total	$850,369	5.1%	$78,589	1.4%	$8,234	8.6%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions and includes advances for non-real estate loans and excludes advances for development loans.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Third Quarter 2022
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	30	2,337	units	$312,948	$725,034
Outpatient Medical	2	154,492	sf	472	72,622
Loan funding					52,713
Total acquisitions and loan funding(2)	32				850,369	5.1%

Development Funding(3)
Development projects:
Seniors Housing Operating	51	7,716	units		152,532
Seniors Housing Triple-net	1	191	units		15,487
Outpatient Medical	7	372,577	sf		25,269
Total development projects	59				193,288
Expansion projects:
Seniors Housing Operating	3	195	units		3,873
Outpatient Medical	2	51,095	sf		5,841
Total expansion projects	5				9,714

Total development funding	64				203,002	7.6%

Total gross investments					1,053,371	5.6%

Dispositions and Loan Payoffs(4)
Long-Term/Post-Acute Care	1	175	beds	13,143	2,300
Loan payoffs					5,934
Total dispositions and loan payoffs(5)	1				8,234	8.6%

Net investments (dispositions)					$1,045,137

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of additional ownership interest in existing properties which are excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2022
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	70	7,892	units	$266,006	$2,120,476
Outpatient Medical	11	1,034,257	sf	314	323,660
Health System	—	—	units	—	137,437
Loan funding					204,772
Total acquisitions and loan funding(2)	81				2,786,345	5.2%

Development Funding(3)
Development projects:
Seniors Housing Operating	58	8,678	units		730,537
Seniors Housing Triple-net	1	191	units		55,551
Outpatient Medical	7	372,577	sf		77,877
Total development projects	66				863,965
Expansion projects:
Seniors Housing Operating	3	195	units		9,267
Outpatient Medical	2	51,095	sf		11,050
Total expansion projects	5				20,317

Total development funding	71				884,282	7.2%

Total gross investments					3,670,627	5.7%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	1	29	units	139,655	4,050
Seniors Housing Triple-net	1	72	units	125,347	9,025
Long-Term/Post-Acute Care	9	1,098	beds	78,315	85,990
Loan payoffs					165,223
Total dispositions and loan payoffs(5)	11				264,288	8.1%

Net investments (dispositions)					$3,406,339

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of additional ownership interest in existing properties which are excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

Property Acquisitions Detail
Operator	Units	Location				MSA
Seniors Housing Operating
Kisco Senior Living	187	1700 Tice Valley Boulevard	Walnut Creek	CA	US	San Francisco
Oakmont Management Group	87	2400 Pleasant Grove Boulevard	Roseville	CA	US	Sacramento
Oakmont Management Group	81	3110 Royal Avenue	Simi Valley	CA	US	Oxnard
Oakmont Management Group	121	39905 Via Scena	Palm Desert	CA	US	Riverside
Oakmont Management Group	97	4210 Thomas Lake Harris Drive	Santa Rosa	CA	US	Santa Rosa, CA
Oakmont Management Group	95	433 West Bastanchury Road	Fullerton	CA	US	Los Angeles
Oakmont Management Group	119	460 South La Floresta Drive	Brea	CA	US	Los Angeles
StoryPoint Senior Living	62	125 Omni Lake Parkway	Hudson	OH	US	Akron
StoryPoint Senior Living	38	1430 Cleaver Road	Caro	MI	US	No MSA
StoryPoint Senior Living	152	150 Omni Lake Parkway	Hudson	OH	US	Akron
StoryPoint Senior Living	40	1507 Glastonbury Drive	St Johns	MI	US	Lansing, MI
StoryPoint Senior Living	43	1691 Queens Gate Circle	Cuyahoga Falls	OH	US	Akron
StoryPoint Senior Living	96	2550 University Drive South East	Massillon	OH	US	Canton, OH
StoryPoint Senior Living	35	2625 North Adrian Highway	Adrian	MI	US	Adrian, MI
StoryPoint Senior Living	56	2920 Snouffer Road	Columbus	OH	US	Columbus
StoryPoint Senior Living	132	33770 Bagley Road	North Ridgeville	OH	US	Cleveland
StoryPoint Senior Living	101	3430 Brunswick Lake Parkway	Brunswick	OH	US	Cleveland
StoryPoint Senior Living	50	3932 Monitor Road	Bay City	MI	US	Bay City, MI
StoryPoint Senior Living	46	3939 44th Street South West	Grandville	MI	US	Grand Rapids
StoryPoint Senior Living	44	4124 Waldo Avenue	Midland	MI	US	Midland, MI
StoryPoint Senior Living	97	4245 Glen Drive	Millersburg	OH	US	Cleveland
StoryPoint Senior Living	48	4276 Kroger Drive	Swartz Creek	MI	US	Flint, MI
StoryPoint Senior Living	41	445 North Lotz Road	Canton	MI	US	Detroit
StoryPoint Senior Living	40	502 North Sherman Street	Ludington	MI	US	Ludington, MI
StoryPoint Senior Living	39	620 Ely Street	Allegan	MI	US	Holland, MI
StoryPoint Senior Living	64	706 Kentucky Avenue	South Haven	MI	US	Kalamazoo-Portage, MI
StoryPoint Senior Living	101	8001 Red Buckeye Drive	Tipp City	OH	US	Dayton
StoryPoint Senior Living	137	850 Applegrove Street	North Canton	OH	US	Canton, OH
StoryPoint Senior Living	62	865 Maxtown Road	Westerville	OH	US	Columbus
StoryPoint Senior Living	26	9494 Paden Road	Lakeview	MI	US	Grand Rapids
Total	2,337

Outpatient Medical	Sq. Ft
UMMS TOWSON	55,969	8322 Bellona Avenue	Towson	MD	US	Baltimore
Regents Forty 180 La Jolla	98,523	4180 La Jolla Village Drive	La Jolla	CA	US	San Diego
Total	154,492

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility MSA	Total	Wellness Housing	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 09/30/22	Estimated Conversion(3)

Seniors Housing Operating
New York	528	400	—	92	36	$149,605	$145,516	4Q22
Greater London	82	—	—	51	31	38,969	19,613	4Q22
Dallas	193	193	—	—	—	38,054	30,055	4Q22 - 1Q23
Birmingham, UK	66	—	—	41	25	13,361	12,683	4Q22
Cleveland	119	119	—	—	—	13,016	12,078	4Q22
Leicester	60	—	—	36	24	12,470	11,122	4Q22
Greater London	76	—	—	46	30	11,145	8,988	4Q22
New York	72	—	—	36	36	41,922	26,536	1Q23
Austin	196	196	—	—	—	39,500	23,282	1Q23 - 2Q23
Austin	188	188	—	—	—	36,215	26,723	1Q23 - 2Q23
Coventry	76	—	—	38	38	17,049	12,055	1Q23
Dallas	57	57	—	—	—	15,765	10,406	1Q23 - 2Q23
Meadville, PA	128	128	—	—	—	13,861	13,861	1Q23
Pittsburgh	116	116	—	—	—	13,216	12,602	1Q23
Charlotte	328	328	—	—	—	91,836	38,146	2Q23 - 3Q23
New York	158	—	—	71	87	79,391	64,381	2Q23
Barnstable Town, MA	120	120	—	—	—	31,454	31,454	2Q23
Hartford	128	128	—	—	—	22,146	22,146	2Q23
Hartford	122	122	—	—	—	20,747	20,747	2Q23
Boston	167	—	91	48	28	81,003	27,256	3Q23
Phoenix	199	199	—	—	—	54,754	10,942	3Q23 - 4Q23
Phoenix	204	204	—	—	—	53,400	16,540	3Q23 - 4Q23
Tampa	206	206	—	—	—	52,493	7,485	4Q23 - 1Q24
Houston	130	130	—	—	—	31,738	6,458	4Q23 - 1Q24
Kansas City	134	134	—	—	—	21,074	21,074	4Q23
Cincinnati	122	122	—	—	—	16,385	3,882	4Q23
Naples, FL	188	188	—	—	—	56,910	9,034	1Q24 - 2Q24
Dallas	52	52	—	—	—	16,358	3,310	1Q24 - 2Q24
Washington D.C.	302	—	190	89	23	156,194	57,292	2Q24
Boston	160	—	82	37	41	148,590	60,395	2Q24
Washington D.C.	124	—	70	25	29	119,890	34,321	2Q24
Killeen, TX	245	245	—	—	—	65,569	7,698	3Q24 - 4Q24
Peterborough	80	—	—	52	28	11,961	1,231	3Q24
Burley	70	—	—	45	25	11,254	1,560	3Q24
San Jose	509	509	—	—	—	110,701	104,851	1Q25
San Jose	176	—	—	143	33	64,686	37,593	1Q25
San Jose	158	—	—	158	—	61,929	29,694	1Q25
Little Rock	283	283	—	—	—	13,893	1,856	3Q25
Sunrise Developments	939	—	—	584	355	236,700	121,712	1Q23 - 3Q24
Subtotal	7,261	4,367	433	1,592	869	2,085,204	1,106,578

Seniors Housing Triple-net
Raleigh	191	—	151	40	—	141,748	89,893	2Q23
Subtotal	191	—	151	40	—	141,748	89,893

Outpatient Medical			Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 09/30/22	Estimated Conversion
Tyler, TX			85,214	100%	Yes	34,750	26,693	4Q22
Houston			36,500	100%	Yes	18,031	14,701	4Q22
Houston			16,835	100%	Yes	9,935	2,924	1Q23
Oklahoma City			134,285	100%	Yes	93,329	35,656	2Q23
Beaumont-Port Arthur, TX			35,831	100%	Yes	11,615	2,781	2Q23
Houston			16,830	100%	Yes	9,077	1,561	2Q23
Subtotal			325,495			176,737	84,316

Total Development Projects						$2,403,689	$1,280,787
Note:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current balances plus capitalized interest and unfunded commitments to complete development.
(2) Relates to ten properties, with a weighted-average ownership of 37%.
(3) Estimated conversion ranges relate to projects to be delivered in phases.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2022 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	48	7,261	7.0%	$206,734	$771,892	$978,626	$2,085,204
Seniors Housing Triple-net	1	191	9.3%	17,285	34,570	51,855	141,748
Outpatient Medical	6	325,495	6.1%	38,941	53,480	92,421	176,737
Total	55		7.1%	$262,960	$859,942	$1,122,902	$2,403,689

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(2)	Stable Yields(2)		Amount	Year 1 Yields(2)	Stable Yields(2)
1Q22 actual	$228,021	2.2%	7.2%	2022 actual	$390,791	1.4%	7.3%
2Q22 actual	84,181	(0.7)%	8.1%	2022 estimate	291,347	3.7%	6.5%
3Q22 actual	78,589	1.4%	6.7%	2023 estimate	1,129,461	1.4%	7.3%
4Q22 estimate	291,347	3.7%	6.5%	2024 estimate	731,671	(0.4)%	7.2%
1Q23 estimate	199,934	(1.6)%	7.4%	2025 estimate	251,209	6.4%	6.5%
2Q23 estimate	569,096	3.3%	7.5%	Total	2,794,479	1.6%	7.1%
3Q23 estimate	214,818	0.4%	7.1%	Total	$5,588,958
4Q23 estimate	145,613	(0.1)%	6.6%
1Q24 estimate	103,078	1.2%	6.7%
2Q24 estimate	519,089	(0.8)%	7.5%
3Q24 estimate	43,935	(3.1)%	7.5%
4Q24 estimate	65,569	1.6%	5.7%
1Q25 estimate	237,316	6.5%	6.5%
3Q25 estimate	13,893	4.1%	6.9%
Total	$2,794,479	1.6%	7.1%

Unstabilized Properties
	06/30/2022 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	09/30/2022 Properties	Beds / Units
Seniors Housing Operating	39	(1)	3	—	41	5,791
Seniors Housing Triple-net	23	(3)	—	—	20	2,256
Total	62	(4)	3	—	61	8,047

Occupancy	06/30/2022 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	09/30/2022 Properties
0% - 50%	29	(1)	3	—	(2)	29
50% - 70%	23	(1)	—	—	(3)	19
70% +	10	(2)	—	—	5	13
Total	62	(4)	3	—	—	61

Occupancy	09/30/2022 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	29	13	$45,823	0.8%	$962,150	2.3%
50% - 70%	19	20	68,169	1.2%	618,858	1.5%
70% +	13	26	67,173	1.1%	388,206	0.9%
Total	61	11	$181,165	3.1%	$1,969,214	4.7%

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 13.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$874,208	87,329	units
Seniors Housing Triple-net	350,144	24,054	units
Outpatient Medical	456,908	18,665,903	square feet
Health System	175,392	20,279	units/beds
Long-Term/Post-Acute Care	90,116	6,484	beds
Total In-Place NOI(2)	1,946,768
Incremental stabilized NOI(3)	106,406
Total stabilized NOI	$2,053,174

Obligations
Lines of credit and commercial paper(4)	$655,000
Senior unsecured notes(4)	12,479,012
Secured debt(4)	3,064,122
Financing lease liabilities	109,414
Total debt	$16,307,548
Add (Subtract):
Other liabilities (assets), net(5)	$62,754
Cash and cash equivalents and restricted cash	(425,184)
Net obligations	$15,945,118

Other Assets
Land parcels	$280,601	Effective Interest Rate(8)
Real estate loans receivable(6)	1,267,731	10.7%
Non real estate loans receivable(7)	257,996	11.3%
Joint venture real estate loans receivables(9)	246,145	5.8%
Other investments(10)	8,347
Property dispositions(11)	466,060
Development properties:(12)
Current balance	1,306,830
Unfunded commitments	1,174,446
Committed balances	$2,481,276
Projected yield	7.1%
Projected NOI	$176,171

Common Shares Outstanding(13)	474,833
Notes:
(1) Includes $15,081,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 19 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,047,108,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$421,438
Below market tenant lease intangibles, net	26,429
Deferred taxes, net	(31,093)
Intangible assets, net	(61,383)
Other non-cash liabilities / (assets), net	6,438
Total non-cash liabilities/(assets), net	$361,829

(6) Represents $1,280,696,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, and net of $12,965,000 of credit allowances.
(7) Represents $409,796,000 of non-real estate loans, net of $151,800,000 of credit allowances.
(8) Average cash-pay interest rates are 6.6%, 2.2% and 5.8% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(9) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(10) Represents the fair value of Genesis Healthcare, Inc. stock investment based on closing stock price at September 30, 2022 and estimated fair value of a 3.4% ownership in a Seniors Housing Operating portfolio excluded from IPNOI.
(11) Represents proceeds from expected property dispositions in the next twelve months.
(12) See pages 10-11. Also includes expansion projects.
(13) Includes redeemable OP units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)
	3Q21	4Q21	1Q22	2Q22	3Q22
Revenues:
Seniors Housing Operating
Resident fees and services	$809,930	$870,039	$965,574	$1,000,571	$1,057,814
Interest income	1,117	1,091	1,398	1,642	2,210
Other income	1,049	6,434	3,007	(1,251)	1,729
Total revenues	812,096	877,564	969,979	1,000,962	1,061,753

Seniors Housing Triple-net
Rental income	114,039	116,497	108,792	110,914	103,588
Interest income	32,153	33,149	33,097	31,725	32,726
Other income	901	1,068	1,471	1,786	1,307
Total revenues	147,093	150,714	143,360	144,425	137,621

Outpatient Medical
Rental income	157,474	155,715	160,288	163,808	170,051
Interest income	472	51	71	65	80
Other income	2,057	5,256	3,238	2,347	1,859
Total revenues	160,003	161,022	163,597	166,220	171,990

Health System
Rental income	46,204	47,440	51,243	52,052	52,174
Total revenues	46,204	47,440	51,243	52,052	52,174

Long-Term/Post-Acute Care
Rental income	32,255	30,989	30,039	29,189	30,827
Interest income	6,122	5,381	5,107	5,499	5,760
Other income	184	—	234	—	513
Total revenues	38,561	36,370	35,380	34,688	37,100

Corporate
Other income	3,362	3,548	3,183	3,665	3,942
Total revenues	3,362	3,548	3,183	3,665	3,942

Total
Rental income	349,972	350,641	350,362	355,963	356,640
Resident fees and services	809,930	870,039	965,574	1,000,571	1,057,814
Interest Income	39,864	39,672	39,673	38,931	40,776
Other Income	7,553	16,306	11,133	6,547	9,350
Total revenues	1,207,319	1,276,658	1,366,742	1,402,012	1,464,580

Property operating expenses:
Seniors Housing Operating	644,241	698,601	774,936	777,178	831,556
Seniors Housing Triple-net	7,927	8,236	7,421	7,778	7,688
Outpatient Medical	48,796	47,254	50,599	51,177	53,684
Health System	64	64	35	100	68
Long-Term/Post-Acute Care	3,859	4,085	3,958	3,837	3,988
Corporate	3,054	1,935	2,615	2,645	5,794
Total property operating expenses	707,941	760,175	839,564	842,715	902,778

Net operating income:
Seniors Housing Operating	167,855	178,963	195,043	223,784	230,197
Seniors Housing Triple-net	139,166	142,478	135,939	136,647	129,933
Outpatient Medical	111,207	113,768	112,998	115,043	118,306
Health System	46,140	47,376	51,208	51,952	52,106
Long-Term/Post-Acute Care	34,702	32,285	31,422	30,851	33,112
Corporate	308	1,613	568	1,020	(1,852)
Net operating income	$499,378	$516,483	$527,178	$559,297	$561,802
Note:
(1) Please see discussion of Supplemental Reporting Measures on page 18. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%. Excludes NOI related to a leasehold portfolio interest for 26 properties assumed by a wholly-owned affiliate in conjunction with the Holiday Retirement transaction. Subsequent to the initial transaction, we purchased eight of the leased properties and one of the properties was sold by the landlord and removed from the lease. No rent was paid in excess of net cash flow relating to the leasehold properties and therefore, the leasehold interests were excluded from NOI and relevant metrics such as property count, unit count, IPNOI. same store NOI, REVPOR and same store REVPOR. Effective April 1, 2022, the lease was terminated and the related lease termination income was also excluded from NOI.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	September 30, 2022		September 30, 2022
Net income (loss)	$224,964		$(2,653)
Interest expense	510,976		139,682
Income tax expense (benefit)	13,386		3,257
Depreciation and amortization	1,252,583		353,699
EBITDA	2,001,909		493,985
Loss (income) from unconsolidated entities	28,814		6,698
Stock-based compensation(2)	22,525		6,115
Loss (gain) on extinguishment of debt, net	(497)		2
Loss (gain) on real estate dispositions, net	(32,139)		(1,064)
Impairment of assets	6,713		4,356
Provision for loan losses, net	(188)		490
Loss (gain) on derivatives and financial instruments, net	7,246		6,905
Other expenses(2)	92,076		15,481
Lease termination and leasehold interest adjustment(3)	(63,454)		—
Casualty losses, net of recoveries(4)	7,802		328
Other impairment(5)	(620)		—
Total adjustments	68,278		39,311
Adjusted EBITDA	$2,070,187		$533,296

Interest Coverage Ratios
Interest expense	$510,976		$139,682
Capitalized interest	26,054		8,863
Non-cash interest expense	(18,679)		(2,882)
Total interest	$518,351		$145,663
EBITDA	$2,001,909		$493,985
Interest coverage ratio	3.86	x	3.39	x
Adjusted EBITDA	$2,070,187		$533,296
Adjusted Interest coverage ratio	3.99	x	3.66	x

Fixed Charge Coverage Ratios
Total interest	$518,351		$145,663
Secured debt principal amortization	61,002		13,775
Total fixed charges	$579,353		$159,438
EBITDA	$2,001,909		$493,985
Fixed charge coverage ratio	3.46	x	3.10	x
Adjusted EBITDA	$2,070,187		$533,296
Adjusted Fixed charge coverage ratio	3.57	x	3.34	x

Net Debt to EBITDA Ratios
Total debt(6)			$15,210,358
Less: cash and cash equivalents and restricted cash			(425,184)
Net debt			$14,785,174
EBITDA Annualized			$1,975,940
Net debt to EBITDA ratio			7.48	x
Adjusted EBITDA Annualized			$2,133,184
Net debt to Adjusted EBITDA ratio			6.93	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 18.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Effective April 1, 2022, our leasehold interest relating to the master lease with National Health Investors ("NHI") for 17 properties assumed in conjunction with the Holiday Retirement acquisition was terminated as a result of the transition or sale of the properties by NHI. We recognized a gain of $58,621,000 related to the termination of this lease in other income. The net impact of these leasehold properties inclusive of the gain has been excluded from Adjusted EBITDA.
(4) Represents casualty losses net of any insurance recoveries.
(5) Primarily related to the release of previously reserved straight-line receivables.
(6) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $109,414,000. Excludes operating lease liabilities of $301,001,000 related to ASC 842 adoption.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$654,715	1.86%
Long-term debt obligations(2)(3)	14,555,643	41.30%
Cash and cash equivalents and restricted cash	(425,184)	(1.21)%
Net debt to consolidated book capitalization	$14,785,174	41.95%
Total equity(4)	20,457,650	58.05%
Consolidated book capitalization	$35,242,824	100.00%
Joint venture debt, net(5)	942,801
Total book capitalization	$36,185,625

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$654,715	1.53%
Long-term debt obligations(2)(3)	14,555,643	33.90%
Cash and cash equivalents and restricted cash	(425,184)	(0.99)%
Net debt to consolidated undepreciated book capitalization	$14,785,174	34.44%
Accumulated depreciation and amortization	7,687,077	17.91%
Total equity(4)	20,457,650	47.65%
Consolidated undepreciated book capitalization	$42,929,901	100.00%
Joint venture debt, net(5)	942,801
Total undepreciated book capitalization	$43,872,702

Enterprise Value
Lines of credit and commercial paper(2)	$654,715	1.41%
Long-term debt obligations(2)(3)	14,555,643	31.33%
Cash and cash equivalents and restricted cash	(425,184)	(0.92)%
Net debt to consolidated enterprise value	$14,785,174	31.82%
Common shares outstanding	472,517
Period end share price	64.32
Common equity market capitalization	$30,392,293	65.41%
Noncontrolling interests(4)	1,288,343	2.77%
Consolidated enterprise value	$46,465,810	100.00%
Joint venture debt, net(5)	942,801
Total enterprise value	$47,408,611

Secured Debt as % of Total Assets
Secured debt(2)	$2,121,628	5.67%
Total assets	$37,414,488

Total Debt as % of Total Assets
Total debt(2)(3)	$15,210,358	40.65%
Total assets	$37,414,488

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$12,979,316	35.37%
Unencumbered assets	$36,690,910

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 18.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $109,414,000 and excludes operating lease liabilities of $301,001,000 related to ASC 842 adoption.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)		Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)		% of Total	Wtd. Avg. Interest Rate (8)
2022	$—		$—	$268,769	$80,281	$(99,488)	$249,562		1.54%	4.54%
2023	—		—	494,352	183,958	(79,900)	598,410		3.69%	4.50%
2024	—		1,350,000	318,176	142,363	(56,535)	1,754,004		10.83%	3.94%
2025	—		1,260,000	224,036	513,116	(26,864)	1,970,288		12.16%	3.84%
2026	655,000		700,000	124,195	60,248	(19,189)	1,520,254		9.39%	3.80%
2027	—		1,899,942	177,029	106,413	(37,125)	2,146,259		13.25%	3.51%
2028	—		1,362,370	81,794	25,099	(12,385)	1,456,878		8.99%	4.46%
2029	—		1,050,000	273,812	35,494	(901)	1,358,405		8.39%	3.28%
2030	—		750,000	34,715	29,693	(122)	814,286		5.03%	3.13%
2031	—		1,350,000	4,995	30,153	(128)	1,385,020		8.55%	2.77%
Thereafter	—		2,756,700	119,448	73,810	(5,190)	2,944,768		18.18%	4.58%
Totals	$655,000		$12,479,012	$2,121,321	$1,280,628	$(337,827)	$16,198,134		100.00%

Weighted Avg. Interest Rate(8)	3.46%		3.86%	3.91%	3.93%	3.77%	3.85%

Weighted Avg. Maturity Years	3.7	(2)	7.1	3.5	4.8	2.2	6.4	(2)

% Floating Rate Debt(8)	100.00%		13.96%	30.90%	22.20%	45.19%	19.66%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)	Investment Hedges(9)
United States	$655,000	$10,910,000	$1,169,345	$965,875	$(118,206)	$13,582,014	$—
United Kingdom	—	1,169,070	—	—	—	1,169,070	2,105,114
Canada	—	399,942	951,976	314,753	(219,621)	1,447,050	781,705
Totals	$655,000	$12,479,012	$2,121,321	$1,280,628	$(337,827)	$16,198,134	$2,886,819

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) The 2026 maturity reflects the $615,000,000 in principal outstanding on our unsecured commercial paper program as of September 30, 2022. The unsecured revolving credit facility is comprised of a $1,000,000,000 tranche that matures on June 4, 2026 (none outstanding at September 30, 2022) and a $3,000,000,000 tranche that matures on June 4, 2025 ($40,000,000 outstanding at September 30, 2022). Both tranches may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility. As such, we calculate the weighted average remaining term of our commercial paper borrowings using the extended maturity date of the unsecured revolving credit facility.
(3) 2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $181,792,000 USD at September 30, 2022). The loans mature on July 19, 2026. The interest rates on the loans are adjusted SOFR + 0.85% for USD and CDOR + 0.85% for CAD. Both term loans may be extended for two successive terms of six months at our option.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $218,150,000 USD at September 30, 2022) that matures on January 15, 2027.
(5) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $612,370,000 USD at September 30, 2022). The notes mature on November 20, 2028.
(6) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $556,700,000 USD at September 30, 2022). The notes mature on December 1, 2034.
(7) Excludes operating lease liabilities of $301,001,000 and finance lease liabilities of $109,414,000 related to ASC 842 adoption.
(8) Based on variable interest rates and foreign currency exchange rates in effect as of September 30, 2022. The interest rate on the unsecured revolving credit facility is adjusted SOFR + 0.775%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, LIBOR-based floating rate debt and CDOR-based floating rate debt to fixed rate debt.
(9) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $400,356,000, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term/post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI ("IPNOI") and SSNOI to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	3Q21	4Q21	1Q22	2Q22	3Q22
Net income (loss)	$190,336	$66,194	$65,751	$95,672	$(2,653)
Loss (gain) on real estate dispositions, net	(119,954)	(11,673)	(22,934)	3,532	(1,064)
Loss (income) from unconsolidated entities	15,832	12,174	2,884	7,058	6,698
Income tax expense (benefit)	4,940	2,051	5,013	3,065	3,257
Other expenses	3,575	15,483	26,069	35,166	15,481
Impairment of assets	1,490	2,357	—	—	4,356
Provision for loan losses, net	(271)	(39)	(804)	165	490
Loss (gain) on extinguishment of debt, net	(5)	(1,090)	(12)	603	2
Loss (gain) on derivatives and financial instruments, net	(8,078)	(830)	2,578	(1,407)	6,905
General and administrative expenses	32,256	33,109	37,706	36,554	34,811
Depreciation and amortization	267,754	284,501	304,088	310,295	353,699
Interest expense	122,522	121,848	121,696	127,750	139,682
Consolidated net operating income	510,397	524,085	542,035	618,453	561,664
NOI attributable to unconsolidated investments(1)	20,042	20,287	20,142	23,648	27,374
NOI attributable to noncontrolling interests(2)	(31,061)	(27,889)	(34,999)	(82,804)	(27,236)
Pro rata net operating income (NOI)(3)	$499,378	$516,483	$527,178	$559,297	$561,802

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$1,061,753	$137,621	$171,990	$52,174	$37,100	$3,942	$1,464,580
Property operating expenses	(831,556)	(7,688)	(53,684)	(68)	(3,988)	(5,794)	(902,778)
NOI(3)	230,197	129,933	118,306	52,106	33,112	(1,852)	561,802
Adjust:
Interest income	(2,210)	(32,726)	(80)	—	(5,760)	—	(40,776)
Other income	(1,188)	(481)	209	—	(513)	(302)	(2,275)
Sold / held for sale	171	(1)	(13)	(577)	(1,856)	—	(2,276)
Non operational(4)	582	—	(95)	—	(132)	—	355
Non In-Place NOI(5)	(11,446)	(9,189)	(4,500)	(7,681)	(2,322)	2,154	(32,984)
Timing adjustments(6)	2,446	—	400	—	—	—	2,846
Total adjustments	(11,645)	(42,397)	(4,079)	(8,258)	(10,583)	1,852	(75,110)
In-Place NOI	218,552	87,536	114,227	43,848	22,529	—	486,692
Annualized In-Place NOI	$874,208	$350,144	$456,908	$175,392	$90,116	$—	$1,946,768

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	939	311	401	205	92	1,948
Recent acquisitions/ development conversions(7)	(200)	(15)	(29)	—	—	(244)
Under development	(48)	—	(7)	—	—	(55)
Under redevelopment(8)	(4)	—	(3)	—	(3)	(10)
Current held for sale	(2)	—	(1)	(4)	(7)	(14)
Land parcels, loans and sub-leases	(16)	(10)	(7)	—	—	(33)
Transitions(9)	(111)	(1)	—	—	(3)	(115)
Other(10)	(4)	—	—	—	(3)	(7)
Same store properties	554	285	354	201	76	1,470
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner and includes an adjustment to remove NOI related to certain leasehold properties. See page 13 for more information.
(3) Represents Welltower's pro rata share of NOI. See page 13 for more information.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions
(7) Acquisitions and development conversions will enter the same store pool 5 full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after 5 full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after 5 full quarters of operations with the new operator in place or under the new structure.
(10) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	3Q21	4Q21	1Q22	2Q22	3Q22	Y/o/Y
Seniors Housing Operating
NOI	$167,855	$178,963	$195,043	$223,784	$230,197
Non-cash NOI on same store properties	(135)	(628)	(138)	(242)	(171)
NOI attributable to non-same store properties	(34,175)	(42,374)	(55,366)	(60,643)	(77,767)
Currency and ownership adjustments(1)	(401)	(604)	(331)	359	1,435
Normalizing adjustment for government grants(2)	(4,978)	(15,610)	(1,568)	(15,511)	(2,435)
Normalizing adjustment for casualty related expenses, net(3)	1,130	4,154	(120)	1,688	945
Other normalizing adjustments(4)	184	(362)	—	—	—
SSNOI(5)	129,480	123,539	137,520	149,435	152,204	17.6%

Seniors Housing Triple-net
NOI	139,166	142,478	135,939	136,647	129,933
Non-cash NOI on same store properties	(6,406)	(5,263)	(4,854)	(10,628)	(8,246)
NOI attributable to non-same store properties	(51,190)	(51,024)	(42,712)	(40,876)	(41,604)
Currency and ownership adjustments(1)	(170)	302	507	1,477	2,478
Other normalizing adjustments(4)	(117)	59	(213)	1	—
SSNOI	81,283	86,552	88,667	86,621	82,561	1.6%

Outpatient Medical
NOI	111,207	113,768	112,998	115,043	118,306
Non-cash NOI on same store properties	(2,626)	(3,247)	(2,833)	(2,952)	(3,421)
NOI attributable to non-same store properties	(4,228)	(5,714)	(4,239)	(6,640)	(8,473)
Currency and ownership adjustments(1)	853	313	575	437	192
Normalizing adjustment for lease restructure(6)	(705)	—	—	—	(1,056)
Other normalizing adjustments(4)	(481)	294	(537)	(262)	(88)
SSNOI	104,020	105,414	105,964	105,626	105,460	1.4%

Health System
NOI	46,140	47,376	51,208	51,952	52,106
Non-cash NOI on same store properties	(5,292)	(6,372)	(8,289)	(8,464)	(7,681)
NOI attributable to non-same store properties	(684)	(478)	(455)	(461)	(576)
Currency and ownership adjustments(1)	2,510	2,533	627	—	—
SSNOI	42,674	43,059	43,091	43,027	43,849	2.8%

Long-Term/Post-Acute Care
NOI	34,702	32,285	31,422	30,851	33,112
Non-cash NOI on same store properties	(954)	(939)	(840)	(725)	(1,654)
NOI attributable to non-same store properties	(11,679)	(9,375)	(8,081)	(7,721)	(8,432)
Currency and ownership adjustments(1)	(21)	(19)	(10)	4	43
Normalizing adjustment for easement(7)	—	—	—	—	(327)
SSNOI	22,048	21,952	22,491	22,409	22,742	3.1%

Corporate
NOI	308	1,613	568	1,020	(1,852)
NOI attributable to non-same store properties	(308)	(1,613)	(568)	(1,020)	1,852
SSNOI	—	—	—	—	—

Total
NOI	499,378	516,483	527,178	559,297	561,802
Non-cash NOI on same store properties	(15,413)	(16,449)	(16,954)	(23,011)	(21,173)
NOI attributable to non-same store properties	(102,264)	(110,578)	(111,421)	(117,361)	(135,000)
Currency and ownership adjustments(1)	2,771	2,525	1,368	2,277	4,148
Normalizing adjustments, net	(4,967)	(11,465)	(2,438)	(14,084)	(2,961)
SSNOI	$379,505	$380,516	$397,733	$407,118	$406,816	7.2%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2738 and to translate UK properties at a GBP/USD rate of 1.3501.
(2) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(3) Represents normalizing adjustment related to casualty related expenses net of any insurance reimbursements.
(4) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(5) SHO SSNOI includes expenses that are directly attributable to the COVID-19 pandemic net of any reimbursements exclusive of those included in (2) above.
(6) Represents normalizing adjustment related to a lease restructure associated with one Outpatient Medical tenant in each respective period.
(7) Represents normalizing adjustment related to income received in exchange for the grant of an easement.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$859,429	$99,386	$113,785	$1,072,600
Unconsolidated SHO revenues attributable to Welltower(1)	31,256	—	22,697	53,953
SHO revenues attributable to noncontrolling interests(2)	(32,484)	(9,549)	(22,767)	(64,800)
Pro rata SHO revenues(3)	858,201	89,837	113,715	1,061,753
SHO interest and other income	(11,030)	(30)	(214)	(11,274)
SHO revenues attributable to sold and held for sale properties	(334)	—	—	(334)
Currency and ownership adjustments(4)	(1,975)	13,231	2,598	13,854
SHO local revenues	844,862	103,038	116,099	1,063,999
Average occupied units/month	51,007	3,479	12,988	67,474
REVPOR/month in USD	5,476	9,792	2,955	5,213
REVPOR/month in local currency(4)		7,253	3,764

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	3Q21	3Q22	3Q21	3Q22	3Q21	3Q22	3Q21	3Q22
SHO SS REVPOR Growth
Consolidated SHO revenues	$637,395	$859,429	$101,430	$99,386	$100,694	$113,785	$839,519	$1,072,600
Unconsolidated SHO revenues attributable to WELL(1)	23,968	31,256	—	—	21,802	22,697	45,770	53,953
SHO revenues attributable to noncontrolling interests(2)	(38,439)	(32,484)	(12,725)	(9,549)	(22,029)	(22,767)	(73,193)	(64,800)
SHO pro rata revenues(3)	622,924	858,201	88,705	89,837	100,467	113,715	812,096	1,061,753
Non-cash revenues on same store properties	(556)	(556)	—	—	—	—	(556)	(556)
Revenues attributable to non-same store properties	(104,274)	(278,659)	(67,781)	(67,714)	(209)	(12,686)	(172,264)	(359,059)
Currency and ownership adjustments(4)	517	(61)	458	3,310	(1,166)	2,458	(191)	5,707
SHO SS revenues(5)	518,611	578,925	21,382	25,433	99,092	103,487	639,085	707,845
Avg. occupied units/month(6)	28,267	29,993	766	875	11,154	11,392	40,187	42,260
SHO SS REVPOR(7)	$6,066	$6,382	$9,229	$9,610	$2,937	$3,003	$5,258	$5,538
SS REVPOR YOY growth		5.2%		4.1%		2.2%		5.3%

SHO SSNOI Growth
Consolidated SHO NOI	$118,402	$182,209	$24,603	$17,999	$29,904	$30,478	$172,909	$230,686
Unconsolidated SHO NOI attributable to WELL(1)	3,387	7,679	7,958	5,078	6,956	7,097	18,301	19,854
SHO NOI attributable to noncontrolling interests(2)	(6,285)	(8,078)	(10,612)	(6,887)	(6,458)	(5,378)	(23,355)	(20,343)
SHO pro rata NOI(3)	115,504	181,810	21,949	16,190	30,402	32,197	167,855	230,197
Non-cash NOI on same store properties	(138)	(161)	—	2	3	(12)	(135)	(171)
NOI attributable to non-same store properties	(17,602)	(60,701)	(16,630)	(10,942)	57	(6,124)	(34,175)	(77,767)
Currency and ownership adjustments(4)	(207)	16	159	764	(353)	655	(401)	1,435
Normalizing adjustment for government grants(8)	—	(2,435)	—	—	(4,978)	—	(4,978)	(2,435)
Normalizing adjustment for casualty related expenses(9)	1,130	945	—	—	—	—	1,130	945
Other normalizing adjustments(10)	184	—	—	—	—	—	184	—
SHO pro rata SSNOI(5)	$98,871	$119,474	$5,478	$6,014	$25,131	$26,716	$129,480	$152,204
SHO SSNOI growth		20.8%		9.8%		6.3%		17.6%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(5)		$445,737		$19,181		$97,780		$562,698
Average units in service(11)		37,423		1,203		14,376		53,002
SSNOI/unit in USD		$11,911		$15,944		$6,802		$10,617
SSNOI/unit in local currency(4)				£11,809		$8,665
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner and includes an adjustment to remove revenues and NOI related to certain leasehold properties. See page 15 for more information.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 13 & 20 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2738 and to translate UK properties at a GBP/USD rate of 1.3501.
(5) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 20 for more information.
(6) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(7) Represents pro rata SS average revenues generated per occupied room per month.
(8) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(9) Represents normalizing adjustment related to casualty related expenses net of any insurance reimbursements.
(10) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(11) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of the COVID-19 pandemic; uncertainty regarding the implementation and impact of the CARES Act and future stimulus or other COVID-19 relief legislation; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated November 7, 2022 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

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www.welltower.com

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